Exhibit 99.1

Trex Company Reports First Quarter 2008 Net Sales of $119.5 Million and EPS of $0.60

No Borrowings Against Revolver; Positive Cash Balance of $1.9 million as of May 5, 2008

WINCHESTER, Va.--(BUSINESS WIRE)--Trex Company, Inc. (NYSE: TWP), manufacturer and distributor of Trex® decking, railing, fencing and trim, today announced financial results for the first quarter ended March 31, 2008.

Net sales for the first quarter of 2008 totaled $119.5 million, compared to net sales of $115.9 million for the first quarter of 2007, representing a 3.1% increase. The Company reported net income for the 2008 first quarter of $8.9 million, or $0.60 per diluted share, compared to net income of $3.7 million, or $0.25 per diluted share, for the 2007 first quarter, representing a 140% increase.

The Company had an effective tax rate of approximately 1% for the first quarter of 2008 as a result of recognizing a decrease in the valuation allowance against the deferred tax asset, which accounted for $0.22 of the increase in earnings per share.

President and Chief Executive Officer Ronald W. Kaplan commented, “Trex’s expanding distribution presence, continued commitment to quality, and the notable power of the Trex brand enabled us to increase sales revenue despite the weakening economy and continued softness in the building materials industry. In addition, our improved gross margin reflects our successful focus on productivity and cost containment initiatives.”

“We managed liquidity well during the 2008 first quarter, ending the period with $22 million of borrowings on our revolving line of credit, which has a maximum borrowing capacity of $70 million during the ‘early buy’ sales season. As of May 6, 2008, we have paid down all borrowings on our revolving line of credit and are carrying a positive cash balance.”

Mr. Kaplan continued, “The first quarter of 2008 represents an excellent first step to our near-term goal of restoring Trex Company’s financial health and providing a competitive return to our shareholders. The measures we took in the first quarter – including rightsizing the Company, recruiting new management, controlling costs and enhancing operating and financial controls – have established a solid foundation for delivering improved financial results.

“We are pleased with the performance of our early buy sales program, which is designed to meet current demand as well as place sufficient product into distribution before the deck-building season moves into high gear. At the same time, given the inclement winter weather in many parts of the U.S., which delayed many outdoor projects, coupled with building material dealers choosing to operate with depressed inventory levels and the uncertain economic outlook, we are cautious regarding second quarter revenue. We are therefore projecting second quarter 2008 revenue to be 23% to 33% below the level attained during the second quarter of 2007, when net sales totaled $118.8 million. We anticipate that the lower effective tax rate realized in the first quarter of 2008 will continue for the remainder of the year. We further expect that the effects of lower sales will be partially mitigated by the enhanced efficiency and cost control we have achieved.”

First Quarter 2008 Conference Call and Webcast Information

Trex will hold a conference call to discuss its 2008 first quarter results on Tuesday, May 6, 2008 at 10:00 a.m. ET. A live webcast of the conference call will be available to all investors in the Investor Relations section of the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on May 6. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #32443266.

About Trex Company

Trex Company is the nation’s largest manufacturer of composite decking, railing and fencing, with over 15 years of product experience. Built on “green” principles and values, Trex makes its products from a unique formulation of reclaimed wood and waste plastic, combined through a proprietary process. Trex decking, railing and fencing offer significant design flexibility with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. In addition, Trex distributes ultra-low maintenance PVC decking under the trademark Trex Escapes™ and PVC trim under the trademark Trex Trim™. For more information, visit the Company’s website, www.trex.com. Trex® is a trademark of Trex Company, Inc., Winchester, Va.

The statements in this press release regarding the Company's expected sales performance and operating results, its projections of net sales, net income, earnings per share and costs, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the sensitivity of the Company's business to general economic conditions; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2007	2008

Net sales	$115,913	$119,529

Cost of sales	91,284	86,665

Gross profit	24,629	32,864

Selling, general and administrative expenses	17,039	20,896

Income from operations	7,590	11,968

Interest expense, net	1,694	2,978

Income before income taxes	5,896	8,990

Provision for income taxes	2,171	86

Net income	$3,725	$8,904

Diluted earnings per common share	$0.25	$0.60

Diluted weighted average common shares outstanding	14,898,851	14,955,837

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	31-Dec-07	31-Mar-08

ASSETS
Current assets:
Cash and cash equivalents	$66	$66
Accounts receivable	6,588	63,228
Inventories	92,569	66,092
Prepaid expenses and other assets	2,617	2,629
Income taxes receivable	2,376	2,373
Deferred income taxes	16,007	16,007
Total current assets	120,223	150,395
Property, plant and equipment, net	193,944	190,504
Goodwill	6,837	6,837
Debt-related derivatives	--	--
Other assets	7,722	8,502
Total assets	$328,726	$356,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$41,359	$45,421
Accrued warranty	21,084	21,084
Line of credit	--	21,765
Current portion of long-term debt	1,198	1,181
Total current liabilities	63,641	89,451
Deferred income taxes	15,763	15,719
Accrued taxes	3,620	3,620
Non-current accrued warranty	18,901	11,329
Debt-related derivatives	1,044	1,607
Long-term debt, net of current portion	131,730	131,454
Total liabilities	234,699	253,180
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,076,738 and 15,173,744 shares issued and outstanding at December 31, 2007 and March 31, 2008, respectively	151	153
Additional paid-in capital	66,523	66,723
Deferred compensation	--	--
Accumulated other comprehensive loss	(557)	(631)
Retained earnings	27,910	36,813
Total stockholders’ equity	94,027	103,058
Total liabilities and stockholders’ equity	$328,726	$356,238

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2008
OPERATING ACTIVITIES
Net income	$3,725	$8,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,132	6,634
Other non-cash charges, net	858	670
Changes in operating assets and liabilities	(32,419)	(33,757)

Net cash used in operating activities	$(22,704)	$(17,549)

INVESTING ACTIVITIES	$(10,767)	$(3,971)

FINANCING ACTIVITIES	$33,685	$21,520

Net increase in cash and cash equivalents	$214	$-
Cash and cash equivalents at beginning of period	$672	$66

Cash and cash equivalents at end of period	$886	$66

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
Chief Financial Officer
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777